Free Writing Prospectus for

RASC Series 2006-EMX2 Trust

(Filed pursuant to Rule 433; SEC File No. 333-122688)

GMAC RFC (Graphic Omitted)

MLNUSA (Graphic Omitted)

  Free Writing Prospectus Containing Computational Materials

Part I of II

$550,050,000 (Approximate)

RASC Series 2006-EMX2 Trust

Issuing Entity

Mortgage Lenders Network USA, Inc.

Originator and Subservicer

Residential Asset Securities Corporation

Depositor

Residential Funding Corporation

Master Servicer and Sponsor

Mortgage Asset-Backed Pass-Through Certificates,

Series 2006-EMX2

February 6, 2006

GMAC RFC Securities (Graphic Omitted)

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.
Expected Timing:	Pricing Date:	On or about February 8, 2006
	Settlement Date:	On or about February 23, 2006
	First Payment Date:	March 27, 2006

Structure:	Fixed and ARMs:	$570,000,000 Senior / Subordinated structure / overcollateralization
	Rating Agencies:	Moody's and S&P

Statement Regarding Assumptions as to Certificates, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

The information herein has been provided solely by Residential Funding Securities Corporation ("RFSC") based on information with respect to the mortgage loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT www.sec.gov. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The certificates may not be suitable for all investors. RFSC and its affiliates may acquire, hold or sell positions in these certificates, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between RFSC and potential purchasers until a preliminary prospectus supplement is delivered by RFSC to such potential purchasers and the potential purchaser and RFSC enter into a contract after the deliver of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such certificate or any similar certificate and RFSC's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the issuing entity for the applicable series and the availability of such certificate when, as and if issued by the issuing entity . You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them described in this term sheet supplement and any term sheet for that series, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospe ctus for that series. You are advised that certificates may not be issued that have the characteristics described in these materials. RFSC's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason RFSC does not deliver such certificates, RFSC will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the certificates referred to in this free writing prospectus and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates until we have accepted your offer to purchase certificates. We will not accept any offer by you to purchase the certificates, and you will not have any contractual commitment to purchase any of the certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase certificates at any time prior to our acceptance of your offer. The information in this free writing prospectus supersedes any informatio n contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFSC and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility. RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFSC may make a market in the certificates referred to herein.

The mortgage pool information in this free writing prospectus was derived from a preliminary pool of mortgage loans which is not representative of the mortgage loans that will comprise the final mortgage loan pool. The preliminary pool of mortgage loans represents only a portion of the final mortgage loan pool and mortgage loans that are included in the preliminary mortgage loan pool may be removed from the final mortgage loan pool. It is expected that the characteristics of the final mortgage loan pool will differ, and may differ materially, from the characteristics of the preliminary pool of mortgage loans set forth below. Although the characteristics of the final mortgage loan pool are expected to be similar to the characteristics of the preliminary pool contained in this free writing prospectus, they are not expected to conform in all material respects.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor.

RASC Series 2006-EMX2

$550,050,000 (Approximate)

Characteristics of the Certificates

Preliminary Offered Certificates
Class	Approximate Size(1)	Interest Type	Principal Type	Expected WAL (yrs)(2) Call/Mat	Expected Principal Window (months)(2) Call/Mat	Final Scheduled Distribution (6)Date	Expected rating (Moody's / S&P)
A-1 (3)	$217,170,000	Floating	SEQ	1.00 / 1.00	1 - 21 / 1 - 21	Sep-2025	Aaa/AAA
A-2 (3) (4)	203,139,000	Floating	SEQ	3.00 / 3.05	21 - 75 / 21 - 94	June-2035	Aaa/AAA
A-3 (3) (4)	16,596,000	Floating	SEQ	6.26 / 10.21	75 - 75 / 94 - 174	Feb 2036	Aaa/AAA
M-1 (3) (4) (5)	23,085,000	Floating	MEZ	4.78 / 5.25	47 - 75 / 47 - 148	Feb-2036	Aa1/AA+
M-2 (3) (4) (5)	21,375,000	Floating	MEZ	4.60 / 5.05	44 - 75 / 44 - 141	Feb-2036	Aa2/AA+
M-3 (3) (4) (5)	12,255,000	Floating	MEZ	4.5 / 4.94	42 - 75 / 42 - 134	Feb-2036	Aa3/AA
M-4 (3) (4) (5)	11,115,000	Floating	MEZ	4.46 / 4.88	41 - 75 / 41 - 129	Feb-2036	A1/AA-
M-5 (3) (4) (5)	10,545,000	Floating	MEZ	4.42 / 4.82	40 - 75 / 40 - 124	Feb-2036	A2/AA-
M-6 (3) (4) (5)	9,975,000	Floating	MEZ	4.39 / 4.77	39 - 75 / 39 - 118	Feb-2036	A3/A+
M-7 (3) (4) (5)	9,405,000	Floating	MEZ	4.37 / 4.71	39 - 75 / 39 - 111	Feb-2036	Baa1/A-
M-8 (3) (4) (5)	8,550,000	Floating	MEZ	4.35 / 4.62	38 - 75 / 38 - 104	Feb-2036	Baa2/A-
M-9 (3) (4) (5)	6,840,000	Floating	MEZ	4.34 / 4.54	38 - 75 / 38 - 95	Feb-2036	Baa3/BBB
Total	$550,050,000

Notes:

  Class sizes subject to a 10% variance.
  Pricing Speed Assumption:

  Fixed: 23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).
  ARMs: 100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30% CPR in month twelve, and remain at 30%

  CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).

  The pass-through rate on the Class A and Class M Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the Net WAC Cap Rate and (iii) 14.00% per annum.
  If the 10% optional call is not exercised, the margin on the Class A-2 and Class A-3 Certificates will double and the margin on the Class M Certificates will increase by a 1.5x multiple, in each case beginning on the second Distribution Date after the first possible optional call date.
  The Class M Certificates are not expected to receive principal payments prior to the Stepdown Date.
  For the Class A-1 and Class A-2 Certificates, the Final Scheduled Distribution Date will be calculated assuming no prepayments, losses or delinquencies on the Mortgage Loans, no termination of the Trust on the Optional Termination Date and no Excess Cash Flow on any Distribution Date. For the Class A-3 Certificate and M Certificates, the Final Scheduled Distribution Date is the Distribution Date in the month following the maturity of the latest maturing Mortgage Loan

Issuing Entity: RASC Series 2006-EMX2 Trust.

Certificates: The Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates") are backed by first and second lien, fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations (the "Mortgage Loans").

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (the "Class M Certificates" and together with the Class A Certificates, the "Offered Certificates"). The Offered Certificates will be offered pursuant to the Prospectus Supplement described below.

Underwriters: Residential Funding Securities Corporation and Barclays Capital Inc.

Yield Maintenance

Agreement Provider: [Deutsche Bank AG, New York Branch]

Depositor: Residential Asset Securities Corporation. ("RASC"), an affiliate of Residential Funding Corporation.

Trustee: U.S. Bank National Association

Master Servicer: Residential Funding Corporation (the "Seller", "Master Servicer" or "Residential Funding"), an indirect wholly-owned subsidiary of Residential Capital Corporation

Subservicer: Primary servicing for all of the mortgage loans will be provided by Mortgage Lenders Network USA, Inc., see Origination and Servicing below.

Cut-off Date: February 1, 2006 after deducting payments due during the month of February 2006.

Settlement Date: On or about February 23, 2006.

Distribution Dates: 25th of each month (or the next business day if such day is not a business day) commencing on March 27, 2006.

Form of Certificates: Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations: For the Class A, Class M-1, Class M-2 and Class M-3 Certificates: $100,000 and integral multiples of $1 in excess thereof; for the Class M-4 through Class M-9 Certificates: $250,000 and integral multiples of $1 in excess thereof.

ERISA Considerations: Subject to considerations described in the prospectus, the Offered Certificates are expected to be eligible for purchase by employee benefit plans or other plans or arrangements that are subject to ERISA or section 4975 of the Internal Revenue Code (collectively, "Plans"), subject to important restrictions described in the prospectus and prospectus supplement. However, investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of such a Plan's acquisition and ownership of such Offered Certificates.

Legal Investments: The Certificates will not constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

Tax Status: One or more REMIC elections.

Mortgage Loans:

    The Mortgage Loans will consist of first and second lien, fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations (the "Mortgage Loans"). The pool of Mortgage Loans described herein has an approximate aggregate principal balance of $591,509,451 as of the Cut-off Date. On the closing date, the Mortgage Loans will have an approximate aggregate principal balance of $570,000,000 as of the Cut-off Date.

    As of the Cut-off Date, approximately 36.67% of the pool of Mortgage Loans described herein provide for an initial interest only period of up to five years.

Silent Seconds: The mortgaged properties relating to approximately 38.01% of the statistical pool of first-lien Mortgage Loans, which are included in this pool are subject to a second-lien mortgage loan, ("Silent Seconds"), based solely on the information made available to the Depositor. The weighted average combined original loan-to-value ratio of the Mortgage Loans, including the Silent Seconds 89.67%.

.

The Originator and Subservicer: Mortgage Lenders Network USA, Inc. originated all of the Mortgage Loans.  Mortgage Lenders Network USA, Inc. originates loans through a nationwide network of retail production branches, independent mortgage brokers approved by Mortgage Lenders Network USA, Inc. and also through its correspondent lending division. The executive offices of Mortgage Lenders Network USA, Inc. are located in Middletown, Connecticut.

Residential Funding acquired all of the mortgage loans from Emax Financial Group, LLC. Emax Financial Group, LLC, is a mortgage banking company engaged in the mortgage banking business, which consists of acquisition and sale of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.

Primary servicing will be provided by Mortgage Lenders Network USA, Inc.  Mortgage Lenders Network USA, Inc. is an approved Fannie Mae and Freddie Mac servicer.

Performance information for certain Mortgage Lenders Network transactions is currently available at www.gmacrfcstaticpool.com.

Prepayment Assumptions:

    Fixed - 23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).

    ARMs - 100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30% CPR in month twelve, and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).

Optional Call: If the aggregate principal balance of the Mortgage Loans falls below 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date (the "Optional Call Date"), the master servicer or its designee may terminate the trust. The exercise of the optional call may be subject to limitations as described in the prospectus supplement.

Basis Risk

Shortfall: With respect to any class of the Class A and Class M Certificates and any Distribution Date on which the Net WAC Cap Rate is used to determine the pass-through rate of that class of Class A and Class M Certificates, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin, over (ii) accrued certificate interest for that class calculated using the Net WAC Cap Rate.

Basis Risk Shortfall

Carry-Forward Amounts: With respect to each class of the Class A and Class M Certificates and any Distribution Date, an amount equal to the aggregate amount of Basis Risk Shortfall for that class on that Distribution Date, plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate for that class.

Relief Act Shortfalls: With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Service Members Civil Relief Act, as amended, or any similar legislation or regulation. Relief Act Shortfalls will be covered by available Excess Cash Flow in the current period only. Any Relief Act Shortfalls allocated to the Certificates for the current period not covered by Excess Cash Flow in the current period will remain unpaid.

Credit Enhancement: A. Subordination.

Credit enhancement for the Class A Certificates will include the subordination of the Class M Certificates. Credit enhancement for the Class M Certificates will include the subordination of each class of the Class M Certificates with a lower payment priority.

Initial Subordination (including the initial Overcollateralization Amount):
Class	Expected rating (Moody's / S&P)	Initial Credit Support	After Step-Down Support

Class A	Aaa/AAA	23.35%	46.70%
Class M-1	Aa1/AA+	19.30%	38.60%
Class M-2	Aa2/AA+	15.55%	31.10%
Class M-3	Aa3/AA	13.40%	26.80%
Class M-4	A1/AA-	11.45%	22.90%
Class M-5	A2/AA-	9.60%	19.20%
Class M-6	A3/A+	7.85%	15.70%
Class M-7	Baa1/A-	6.20%	12.40%
Class M-8	Baa2/A-	4.70%	9.40%
Class M-9	Baa3/BBB	3.50%	7.00%

For any class of Certificates, the Initial Credit Support is the aggregate certificate principal balance of all Certificates subordinate to such class as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. The initial Credit Support includes the initial Overcollateralization Amount.

B. Overcollateralization ("OC")

Initial (% Orig.)	3.50%
OC Target (% Orig.)	3.50%
OC Floor (% Orig.)	0.50%
OC Stepdown Target (% Current)	7.00%
OC Holiday	None

        Excess Spread *

        Initially equal to approximately 258 basis points per annum, for the 30 day initial accrual period.

        * - Excess Spread is calculated on a 30/360 basis and at the Pricing Speed Assumption.

        Yield Maintenance Agreement.

Any amounts payable under the Yield Maintenance Agreement on each Distribution Date will be included in Excess Cash Flow and will be distributed in accordance with the priority set forth below under "Excess Cash Flow Distributions."

Excess Cash Flow

Distributions: On any Distribution Date, the Excess Cash Flow will be allocated among the Certificates as set forth in the Prospectus Supplement in the following order of priority:

        as part of the Principal Distribution Amount, to pay to the holders of the Class A and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A or Class M Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

        as part of the Principal Distribution Amount, to pay to the holders of the Class A and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

        to pay the holders of the Class A and Class M Certificates as part of the Principal Distribution Amount, any Overcollateralization Increase Amount;

        to pay the holders of Class A and Class M Certificates, the amount of any prepayment interest shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on prepayment interest shortfalls allocated thereto, to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;

        to pay to the holders of the Class A and Class M Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

        to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of Basis Risk shortfall Carry-Forward Amounts previously allocated thereto that remain unreimbursed, and then the Class M Certificates, in the order of payment priority, the amount of any Basis Risk Shortfall Carry-Forward Amounts, remaining unpaid as of that Distribution Date;

        to pay to the holders of the Class A and Class M Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

        to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed and then to the Class M Certificates, in the order of payment priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

        to pay to the holders of the Class SB Certificates and the Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

On any Distribution Date, the amounts described in clause (2) and (3) above will be paid first from Excess Cash Flow for that Distribution Date, other than amounts received by the trustee under the Yield Maintenance Agreement, and second from amounts received by the trustee under the Yield Maintenance Agreement.

Interest Accrual Period: From and including the preceding Distribution Date (for the first accrual period, the closing date) up to but excluding the current Distribution Date on an actual/360 basis.

Pass-Through Rates: On each Distribution Date, the Pass-Through Rate on each class of the Class A and Class M Certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus the related margin for such class, and beginning on the second Distribution Date after the first possible Optional Call Date, (1) with respect to the Class A-2 and Class A-3 Certificates, One-Month LIBOR plus 2 times the initial related margin for such class, and (2) with respect to the Class M Certificates, One-Month LIBOR plus 1.5 times the initial related margin of such class, (y) the Net WAC Cap Rate and (z) 14.00% per annum.

Net WAC

Cap Rate: For any Distribution Date, a per annum rate (which will not be less than zero) equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans using the Net Mortgage Rates in effect for the scheduled payments due on such Mortgage Loans during the related due period, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

Net Mortgage Rate: With respect to any Mortgage Loan, the mortgage rate minus (a) the master servicing fee and (b) the sub-servicing fee.

Eligible Master

Servicing Compensation: For any Distribution Date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the stated principal balance of the Mortgage Loans immediately preceding that Distribution Date, and (b) the sum of the master servicing fee payable to the Master Servicer in respect of its master servicing activities and reinvestment income received by the Master Servicer on amounts payable with respect to that Distribution Date with respect to the Mortgage Loans. Excess Cash Flow may also be available to cover prepayment interest shortfalls, subject to the priority of distribution for Excess Cash Flow.

Advances: The Master Servicer will advance delinquent principal and interest to the extent the advance is recoverable from future collections on the Mortgage Loans.

Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (a) the aggregate stated principal balance of the Mortgage Loans before giving effect to distributions of principal to be made on that Distribution Date, over (b) the aggregate certificate principal balance of the Class A and Class M Certificates, as of such date, before taking into account distributions of principal to be made on that Distribution Date.

Required

Overcollateralization Amount: With respect to any Distribution Date (i) prior to the Stepdown Date, an amount equal to 3.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 7.00% of the then current aggregate outstanding principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the Overcollateralization Floor or (iii) on or after the related Stepdown Date if a Trigger Event is in effect, the Required Overcollateralization Amount for the immediately preceding Distribution Date. The Required Overcollateralization Amount may be reduced from time to time with notification to the rating agencies.

Overcollateralization Floor: 0.50% of the aggregate stated principal balance of the Mortgage Loans, as of the Cut-Off Date.

Stepdown Date: The earlier to occur of (i) the Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero or (ii) the later to occur of (x) the Distribution Date in March 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 46.70%.

Overcollateralization

Increase Amount: With respect to any Distribution Date, an amount equal to the lesser of (i) available Excess Cash Flow available for payment of the Overcollateralization Increase Amount on that Distribution Date, as provided in clause (3) under "Excess Cash Flow Distributions" and (ii) the excess, if any, of (x) the Required Overcollateralization Amount for that Distribution Date over (y) the Overcollateralization Amount for that Distribution Date.

Overcollateralization

Reduction Amount: With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) Principal Remittance Amount for that Distribution Date.

Excess Overcollateralization

Amount: With respect to any Distribution Date, the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount.

Excess Cash Flow: For any Distribution Date, the sum of (a) the excess of (1) the available distribution amount for that distribution date over (2) the sum of (x) the interest distribution amount for the Certificates for that Distribution Date and (y) the lesser of (i) the aggregate certificate principal balance of the Offered Certificates immediately prior to such Distribution Date and (ii) the Principal Remittance Amount for that Distribution Date to the extent not needed to pay interest on the Offered Certificates on such Distribution Date, (b) any Overcollateralization Reduction Amount and (c) any amounts received by the trust under the Yield Maintenance Agreement for that Distribution Date. Excess Cash Flow may be used to protect the Class A and Class M Certificates against realized losses by making an additional payment of principal up to the amount of the realized losses to the extent described above in "Excess Cash Flow Distributions".

Trigger Event:

(subject to change) A Trigger Event is in effect on any Distribution Date if either (i) the three month average of the related Sixty-Plus Delinquency Percentage, as determined on that Distribution Date and the immediately preceding two Distribution Dates, equals or exceeds [35.25]% of the Senior Enhancement Percentage or (ii) cumulative realized losses on the Mortgage Loans as a percentage of the initial aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceed the following amounts:
Loss Trigger
Months 25-36	[1.75]% in the first month plus an additional 1/12th of [2.15]% for every month thereafter
Months 37-48	[3.90]% in the first month plus an additional 1/12th of [2.15]% for every month thereafter
Months 49-60	[6.05]% in the first month plus an additional 1/12th of [1.55]% for every month thereafter
Months 61-72	[7.60]% in the first month plus an additional 1/12th of [0.40]% for every month thereafter
Months 73 and thereafter	[8.00]%

Sixty-Plus Delinquency

Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, equal to (x) the aggregate stated principal balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest for that Distribution Date, including Mortgage Loans in bankruptcy that are 60 or more days delinquent, foreclosure or REO, over (y) the aggregate stated principal balance of the Mortgage Loans immediately preceding that Distribution Date.

Senior

Enhancement Percentage: For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate certificate principal balance of the Class M Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the aggregate Principal Distribution Amount on such Distribution Date, by (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

Principal

Distribution Amount:

On any Distribution Date, the lesser of (a) the excess of (i) the available distribution amount plus for inclusion in Excess Cash Flow for purposes of clause (b)(v) and (vi) in this definition, the amounts received by the trustee under the Yield Maintenance Agreement for that Distribution Date to the extent set forth in clauses (2) and (3) under the "Excess Cash Flow Distributions" above, over (ii) the interest distribution amount and (b) the aggregate amount described below:

(i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period;

(ii) the principal portion of all proceeds of the repurchase of Mortgage Loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

(iii) the principal portion of all other unscheduled collections other than subsequent recoveries, received on the Mortgage Loans during the preceding calendar month, or deemed to be received during the preceding calendar month, including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

(iv) the lesser of (a) subsequent recoveries for that distribution date and (b) the principal portion of any realized losses allocated to any class of offered certificates on a prior distribution date and remaining unpaid;

(v) the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used in clause (b) (iv) above on such Distribution Date, and (b) the principal portion of any realized losses incurred, or deemed to have been incurred, on any Mortgage Loans in the calendar month preceding that Distribution Date to the extent covered by Excess Cash Flow for that Distribution Date as described under "-Excess Cash Flow Distributions" above; and

(vi) the lesser of (a) the Excess Cash Flow for that Distribution Date, to the extent not used pursuant to clause (b) (iv) and (v) above on such Distribution Date, and (b) the amount of any Overcollateralization Increase Amount for that Distribution Date, to the extent covered by Excess Cash Flow for that Distribution Date as described under "Excess Cash Flow Distributions" above;

minus

(vii) the amount of any Overcollateralization Reduction Amount for that Distribution Date; and

(viii) any capitalization reimbursement amount.

In no event will the Principal Distribution Amount on any Distribution Date be less than zero or greater than the outstanding aggregate certificate principal balance of the Class A Certificates and Class M Certificates.

Principal Remittance

Amount: For any Distribution Date, the sum of the following amounts: (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month but excluding subsequent recoveries.

Interest

Distributions: Distributions to the holders of the Certificates will be made generally as follows:

From the available distribution amount remaining after payment of certain fees and expenses, distribution of accrued and unpaid interest (less any prepayment interest Shortfalls not covered by Eligible Master Servicing Compensation or any Relief Act shortfalls) to the holders of Certificates, in the following order of priority:

        To each class of the Class A Certificates, on a pro-rata basis, based on the accrued certificate interest accrued thereon

        To the Class M-1 Certificates;

        To the Class M-2 Certificates;

        To the Class M-3 Certificates;

        To the Class M-4 Certificates;

        To the Class M-5 Certificates;

        To the Class M-6 Certificates;

        To the Class M-7 Certificates;

        To the Class M-8 Certificates; and

        To the Class M-9 Certificates.

Principal Distributions:

The Principal Distribution Amount will be distributed as follows:

        To the Class A Certificates, the Class A Principal Distribution Amount, sequentially to the Class A-1, Class A-2 and Class A-3 Certificates in that order, until the certificate principal balances thereof are reduced to zero;

        To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the certificate principal balance of the Class M-1 Certificates is reduced to zero;

        To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the certificate principal balance of the Class M-2 Certificates is reduced to zero;

        To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the certificate principal balance of the Class M-3 Certificates is reduced to zero;

        To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the certificate principal balance of the Class M-4 Certificates is reduced to zero;

        To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the certificate principal balance of the Class M-5 Certificates is reduced to zero;

        To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the certificate principal balance of the Class M-6 Certificates is reduced to zero;

        To the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the certificate principal balance of the Class M-7 Certificates is reduced to zero;

        To the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the certificate principal balance of the Class M-8 Certificates is reduced to zero; and

        To the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the certificate principal balance of the Class M-9 Certificates is reduced to zero.

Class A Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the Principal Distribution Amount for that Distribution Date; and

the excess, if any, of (A) the aggregate certificate principal balance of the Class A Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-1 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-1 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-2 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A and Class M-1 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A and Class M-1 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-2 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-3 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-3 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-4 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-4 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-5 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-5 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-6 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-6 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-7 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-7 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-8 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-8 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-9 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-9 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Subordination

Percentage: As to any class of Class A or Class M Certificates, the respective approximate percentage set forth below:

Class	Expected rating (Moody's / S&P)	Subordination %

Class A	Aaa/AAA	53.30%
Class M-1	Aa1/AA+	61.40%
Class M-2	Aa2/AA+	68.90%
Class M-3	Aa3/AA	73.20%
Class M-4	A1/AA-	77.10%
Class M-5	A2/AA-	80.80%
Class M-6	A3/A+	84.30%
Class M-7	Baa1/A-	87.60%
Class M-8	Baa2/A-	90.60%
Class M-9	Baa3/BBB	93.00%

Subsequent Recoveries: Subsequent recoveries, net of reimbursable expenses, with respect to Mortgage Loans that have been previously liquidated and that have resulted in a realized loss.

Allocation of Losses: Any realized losses will be allocated or covered as follows:

        By Excess Cash Flow for the related Distribution Date;

        By reduction of the Overcollateralization Amount, until reduced to zero (as further described in the prospectus supplement);

        To the Class M-9 Certificates, until reduced to zero;

        To the Class M-8 Certificates, until reduced to zero;

        To the Class M-7 Certificates, until reduced to zero;

        To the Class M-6 Certificates, until reduced to zero;

        To the Class M-5 Certificates, until reduced to zero;

        To the Class M-4 Certificates, until reduced to zero;

        To the Class M-3 Certificates, until reduced to zero;

        To the Class M-2 Certificates, until reduced to zero;

        To the Class M-1 Certificates, until reduced to zero; and

        To the Class A Certificates, on a pro rata basis, until reduced to zero.

Preliminary

Prospectus: The Offered Certificates will be offered pursuant to a Preliminary Prospectus which includes a Preliminary Prospectus Supplement (together, the "Preliminary Prospectus"). Additional information with respect to the Offered Certificates and the Mortgage Loans is contained in the Preliminary Prospectus. The foregoing is qualified in its entirety by the information appearing in the Preliminary Prospectus.

Yield Maintenance Agreement

[Subject to Change]

On the Closing Date, the Trustee will enter into a Yield Maintenance Agreement with Deutsche Bank AG, New York Branch (the "Counterparty") for the benefit of the Offered Certificates. On each Distribution Date, payments under the Yield Maintenance Agreement will be made based on an amount equal to the lesser of (a) the notional amount set forth in the table below and (b) the outstanding certificate principal balance of the Class A and Class M Certificates immediately preceding that Distribution Date. In exchange for a fixed payment on the Closing Date, the Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the strike rate of 4.55% beginning with the Distribution Date in March 2006. The Yield Maintenance Agreement will terminate after the Distribution Date in December 2010.

Period	Notional Balance ($)	Period	Notional Balance ($)
1	550,050,000.00	31	158,789,738.37
2	545,791,007.49	32	151,237,060.41
3	539,945,185.67	33	144,014,700.65
4	532,505,251.55	34	137,107,807.04
5	523,476,075.33	35	130,502,284.27
6	512,875,263.88	36	124,187,457.91
7	500,733,622.87	37	118,147,743.96
8	487,096,668.28	38	118,147,743.96
9	472,023,836.33	39	117,918,332.80
10	455,851,282.06	40	113,001,405.10
11	438,680,306.53	41	108,297,322.93
12	421,740,707.95	42	103,796,610.89
13	405,432,549.30	43	99,490,223.62
14	389,732,111.61	44	95,369,526.06
15	374,616,572.32	45	91,426,274.54
16	360,063,971.27	46	87,652,598.86
17	346,053,177.94	47	84,040,985.14
18	332,563,859.94	48	80,584,259.44
19	319,576,452.75	49	77,275,423.47
20	307,066,423.68	50	74,108,098.67
21	295,022,031.60	51	71,076,039.45
22	275,999,433.58	52	68,173,282.07
23	255,730,162.81	53	65,394,131.68
24	236,986,524.00	54	62,733,150.07
25	219,652,744.36	55	60,185,143.89
26	203,600,331.71	56	57,745,153.49
27	192,625,417.34	57	55,408,442.21
28	183,588,644.86	58	53,170,486.18
29	174,948,877.31
30	166,688,255.99

Rating Agency Contacts
	name	phone extension
Moody's:	Timothy Gildner	(212) 553-2919
S&P:	Carissa Hinman	(212) 438-1567

Free Writing Prospectus Containing Computational Materials for

(Filed pursuant to Rule 433; SEC File No. 333-122688

RASC Series 2006-EMX2 Trust

GMAC RFC (Graphic Omitted)

MLNUSA (Graphic Omitted)

Free Writing Prospectus Containing Computational Materials

Part II of II

$ 550,050,000 (Approximate)

RASC Series 2006-EMX2 Trust

Issuing Entity

Mortgage Lenders Network USA, Inc.

Originator and Subservicer

Residential Asset Securities Corporation

Depositor

Residential Funding Corporation

Master Servicer and Sponsor

Mortgage Asset-Backed Pass-Through Certificates,

Series 2006-EMX2

February 6, 2006

GMAC RFC Securities (Graphic Omitted)

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

Statement Regarding Assumptions as to Certificates, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

The information herein has been provided solely by Residential Funding Securities Corporation ("RFSC") based on information with respect to the mortgage loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT www.sec.gov. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The certificates may not be suitable for all investors. RFSC and its affiliates may acquire, hold or sell positions in these certificates, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between RFSC and potential purchasers until a preliminary prospectus supplement is delivered by RFSC to such potential purchasers and the potential purchaser and RFSC enter into a contract after the deliver of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such certificate or any similar certificate and RFSC's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the issuing entity for the applicable series and the availability of such certificate when, as and if issued by the issuing entity . You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them described in this term sheet supplement and any term sheet for that series, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospe ctus for that series. You are advised that certificates may not be issued that have the characteristics described in these materials. RFSC's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason RFSC does not deliver such certificates, RFSC will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the certificates referred to in this free writing prospectus and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates until we have accepted your offer to purchase certificates. We will not accept any offer by you to purchase the certificates, and you will not have any contractual commitment to purchase any of the certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase certificates at any time prior to our acceptance of your offer. The information in this free writing prospectus supersedes any information contained in any prior material s relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFSC and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility. RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFSC may make a market in the certificates referred to herein.

The mortgage pool information in this free writing prospectus was derived from a preliminary pool of mortgage loans which is not representative of the mortgage loans that will comprise the final mortgage loan pool. The preliminary pool of mortgage loans represents only a portion of the final mortgage loan pool and mortgage loans that are included in the preliminary mortgage loan pool may be removed from the final mortgage loan pool. It is expected that the characteristics of the final mortgage loan pool will differ, and may differ materially, from the characteristics of the preliminary pool of mortgage loans set forth below. Although the characteristics of the final mortgage loan pool are expected to be similar to the characteristics of the preliminary pool contained in this free writing prospectus, they are not expected to conform in all material respects.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor.

Aggregate Collateral Summary

Summary	Total	Minimum	Maximum
Aggregate Current Principal Balance	$591,509,451.38	$9,993.35	$960,000.00
Number of Mortgage Loans	3,692

Average Current Principal Balance	$160,213.83
Weighted Average Original Loan-to-Value	82.92%	7.00%	100.00%
Weighted Average Mortgage Rate	7.82%	4.45%	12.95%
Weighted Average Net Mortgage Rate	7.27%	3.90%	12.40%
Weighted Average Note Margin	5.43%	2.31%	8.73%
Weighted Average Maximum Mortgage Rate	13.48%	11.55%	16.80%
Weighted Average Minimum Mortgage Rate	7.48%	4.93%	10.80%
Weighted Average Term to Next Rate Adjustment Date (months)	24	7	35
Weighted Average Remaining Term to Stated Maturity (months)	341	115	359
Weighted Average Credit Score	627	459	804

Weighted Average reflected in Total
		Percent of Cut-off Date
	Range	Principal Balance
Product Type	Hybrid ARM	81.89%
	Fixed	18.11%

Lien	First	90.02%
	Second	9.98%

Property Type	Single-family detached	65.40%
	Townhouse	1.09%
	Condo-Low-Rise(Less than 5 stories)	6.92%
	Condo Mid-Rise (5 to 8 stories)	0.04%
	Condo High-Rise (9 stories or more)	0.29%
	Planned Unit Developments (detached)	16.31%
	Planned Unit Developments (attached)	3.53%
	Two-to-four family units	6.42%

Occupancy Status	Primary Residence	95.88%
	Second/Vacation	2.08%
	Non Owner Occupied	2.04%

Documentation Type	Full Documentation	63.42%
	Reduced Documentation	36.58%

Loans with Prepayment penalties		63.80%

Interest Only Percentage		36.67%

Loans serviced by Mortgage Loan Network		100.00%

Lien Position of the Aggregate Loans
Lien Position	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
First Lien	2,533	$ 532,478,879	90.02%	$ 210,217	626	81.50%
Second Lien	1,159	59,030,572	9.98	50,932	641	95.79
Total:	3,692	$ 591,509,451	100.00%	$ 160,214	627	82.92%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Product Type of the Aggregate Loans
Product Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
15YR Balloon	947	$ 49,115,247	8.30%	$ 51,864	641	97.87%
2YR Hybrid	1,177	227,115,397	38.40	192,961	611	82.07
2YR Hybrid IO	740	194,169,765	32.83	262,392	646	81.30
3YR Hybrid	224	41,463,166	7.01	185,103	602	81.66
3YR Hybrid IO	78	21,613,904	3.65	277,101	644	82.76
FRM	498	50,275,821	8.50	100,955	624	79.55
FRM 40/30 Balloon	26	6,617,110	1.12	254,504	653	81.95
FRM IO	2	1,139,041	0.19	569,521	666	89.28
Total:	3,692	$ 591,509,451	100.00%	$ 160,214	627	82.92%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Credit Score Distribution of the Aggregate Loans
Credit Score Range	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Original LTV
499 or Less	1	$ 118,416	0.02%	$ 118,416	75.00%
500 - 519	143	23,600,249	3.99	165,037	79.75
520 - 539	140	24,746,270	4.18	176,759	78.18
540 - 559	119	20,810,873	3.52	174,881	78.96
560 - 579	109	17,080,369	2.89	156,701	76.52
580 - 599	361	51,721,200	8.74	143,272	82.49
600 - 619	718	109,524,178	18.52	152,541	83.07
620 - 639	739	119,183,082	20.15	161,276	83.70
640 - 659	483	78,689,264	13.30	162,918	83.42
660 - 679	369	63,834,895	10.79	172,994	84.60
680 - 699	207	32,110,569	5.43	155,124	84.34
700 - 719	122	20,192,817	3.41	165,515	85.84
720 - 739	86	15,509,796	2.62	180,346	85.53
740 - 759	47	7,455,831	1.26	158,635	83.15
760 or Greater	48	6,931,641	1.17	144,409	83.84
Total:	3,692	$ 591,509,451	100.00%	$ 160,214	82.92%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 627
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
Original Mortgage Loan Principal Balances of the Aggregate Loans
Original Mortgage Loan Balance ($)	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
100,000 or less	1,456	$ 78,329,717	13.24%	$ 53,798	629	89.68%
100,001 to 200,000	1,147	169,990,784	28.74	148,205	619	81.22
200,001 to 300,000	640	155,899,888	26.36	243,594	626	81.31
300,001 to 400,000	255	87,362,217	14.77	342,597	632	82.40
400,001 to 500,000	102	45,672,052	7.72	447,765	634	82.38
500,001 to 600,000	61	32,964,958	5.57	540,409	640	84.05
600,001 to 700,000	21	13,061,635	2.21	621,983	645	87.76
700,001 to 800,000	4	2,969,201	0.50	742,300	643	89.40
800,001 to 900,000	5	4,299,000	0.73	859,800	633	74.93
900,001 to 1,000,000	1	960,000	0.16	960,000	671	80.00
Total:	3,692	$ 591,509,451	100.00%	$ 160,214	627	82.92%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $160,214
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Net Mortgage Rates of the Aggregate Loans
Net Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
3.500 - 3.999	1	$ 528,630	0.09%	$ 528,630	644	90.00%
5.000 - 5.499	39	8,822,512	1.49	226,218	669	78.29
5.500 - 5.999	176	45,150,064	7.63	256,534	659	79.81
6.000 - 6.499	541	124,927,523	21.12	230,920	640	79.67
6.500 - 6.999	562	122,376,506	20.69	217,752	632	80.26
7.000 - 7.499	539	101,653,270	17.19	188,596	618	80.91
7.500 - 7.999	390	62,074,408	10.49	159,165	612	84.12
8.000 - 8.499	269	44,516,348	7.53	165,488	592	86.17
8.500 - 8.999	139	20,431,824	3.45	146,992	594	88.07
9.000 - 9.499	134	12,098,799	2.05	90,290	611	92.41
9.500 - 9.999	148	8,853,043	1.50	59,818	638	93.99
10.000 - 10.499	307	16,981,724	2.87	55,315	642	97.37
10.500 - 10.999	249	12,504,803	2.11	50,220	624	96.64
11.000 - 11.499	146	7,777,745	1.31	53,272	617	98.42
11.500 - 11.999	42	2,236,507	0.38	53,250	625	98.40
12.000 - 12.499	10	575,745	0.10	57,575	609	94.04
Total:	3,692	$ 591,509,451	100.00%	$ 160,214	627	82.92%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 7.2689% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Mortgage Rates of the Loans of the Aggregate Loans
Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
4.000 - 4.499	1	$ 528,630	0.09%	$ 528,630	644	90.00%
5.500 - 5.999	29	6,546,972	1.11	225,758	671	76.49
6.000 - 6.499	154	39,522,740	6.68	256,641	656	79.73
6.500 - 6.999	529	124,217,239	21.00	234,815	642	79.75
7.000 - 7.499	536	116,227,186	19.65	216,842	634	80.15
7.500 - 7.999	583	111,012,126	18.77	190,415	619	81.00
8.000 - 8.499	388	62,895,474	10.63	162,102	613	83.57
8.500 - 8.999	294	48,612,620	8.22	165,349	593	86.08
9.000 - 9.499	131	20,062,707	3.39	153,150	595	88.33
9.500 - 9.999	132	11,723,649	1.98	88,816	606	91.53
10.000 - 10.499	143	9,220,908	1.56	64,482	638	94.20
10.500 - 10.999	306	16,764,958	2.83	54,787	643	97.31
11.000 - 11.499	236	12,017,195	2.03	50,920	626	96.54
11.500 - 11.999	170	8,775,403	1.48	51,620	617	98.03
12.000 - 12.499	48	2,693,650	0.46	56,118	623	98.74
12.500 - 12.999	12	687,995	0.12	57,333	610	94.74
Total:	3,692	$ 591,509,451	100.00%	$ 160,214	627	82.92%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 7.8189% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Original Loan-to-Value of the Aggregate Loans
Original LTV Ratio (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score
0.01 - 50.00	88	$ 9,330,871	1.58%	$ 106,033	591
50.01 - 55.00	23	3,080,689	0.52	133,943	595
55.01 - 60.00	42	7,038,879	1.19	167,592	581
60.01 - 65.00	62	12,221,589	2.07	197,122	585
65.01 - 70.00	102	18,432,449	3.12	180,710	600
70.01 - 75.00	106	19,408,191	3.28	183,096	601
75.01 - 80.00	1,409	291,044,715	49.20	206,561	638
80.01 - 85.00	196	41,115,952	6.95	209,775	610
85.01 - 90.00	464	95,862,690	16.21	206,601	610
90.01 - 95.00	136	19,851,154	3.36	145,964	649
95.01 - 100.00	1,064	74,122,270	12.53	69,664	644
Total:	3,692	$ 591,509,451	100.00%	$ 160,214	627

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 82.92%
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Geographical Distributions of Mortgaged Properties of the Aggregate Loans
State	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Alabama	73	$ 7,322,003	1.24%	$ 100,301	612	86.54%
Arkansas	27	2,189,093	0.37	81,078	616	87.08
Arizona	183	31,473,314	5.32	171,985	627	81.86
California	189	51,875,266	8.77	274,472	643	82.18
Colorado	69	8,515,922	1.44	123,419	639	84.62
Connecticut	209	29,929,897	5.06	143,205	626	81.81
District of Columbia	12	3,606,064	0.61	300,505	635	73.10
Delaware	19	3,246,464	0.55	170,867	581	85.36
Florida	477	81,731,200	13.82	171,344	635	82.64
Georgia	188	24,980,983	4.22	132,878	624	85.39
Iowa	7	559,164	0.09	79,881	596	90.65
Idaho	3	138,977	0.02	46,326	607	86.11
Illinois	112	15,723,788	2.66	140,391	629	84.15
Indiana	31	2,771,042	0.47	89,388	595	83.92
Kansas	2	347,200	0.06	173,600	596	88.09
Kentucky	35	2,779,615	0.47	79,418	613	85.61
Louisiana	37	3,357,422	0.57	90,741	640	84.51
Massachusetts	218	39,120,423	6.61	179,451	632	82.90
Maryland	200	38,124,482	6.45	190,622	618	79.30
Maine	25	3,951,971	0.67	158,079	615	86.89
Michigan	61	7,498,038	1.27	122,919	624	85.89
Minnesota	47	7,503,508	1.27	159,649	617	84.13
Missouri	30	3,221,481	0.54	107,383	602	87.06
Mississippi	23	2,626,193	0.44	114,182	636	86.22
Montana	2	274,000	0.05	137,000	619	77.77
North Carolina	90	9,466,788	1.60	105,187	625	86.56
Nebraska	5	750,795	0.13	150,159	638	98.54
New Hampshire	53	8,241,403	1.39	155,498	626	81.72
New Jersey	189	43,524,294	7.36	230,287	621	82.11
New Mexico	13	1,124,287	0.19	86,484	643	84.88
Nevada	65	10,785,746	1.82	165,935	635	83.76
New York	168	32,060,460	5.42	190,836	638	80.85
Ohio	79	8,381,565	1.42	106,096	610	87.07
Oklahoma	55	4,147,966	0.70	75,418	596	85.80
Oregon	10	1,787,632	0.30	178,763	632	84.94
Pennsylvania	144	19,176,985	3.24	133,174	614	83.35
Rhode Island	65	10,458,486	1.77	160,900	643	83.55
South Carolina	37	4,605,234	0.78	124,466	596	85.03
South Dakota	9	775,945	0.13	86,216	575	84.23
Tennessee	70	6,118,162	1.03	87,402	634	85.71
Texas	24	2,610,392	0.44	108,766	628	89.09
Utah	7	1,123,113	0.19	160,445	613	80.74
Virginia	222	39,036,045	6.60	175,838	624	83.03
Vermont	13	758,092	0.13	58,315	635	82.92
Washington	49	7,973,934	1.35	162,733	633	84.15
Wisconsin	40	4,849,965	0.82	121,249	582	85.51
West Virginia	4	643,871	0.11	160,968	562	77.71
Wyoming	2	240,783	0.04	120,392	569	83.93
Total:	3,692	$ 591,509,451	100.00%	$ 160,214	627	82.92%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
Mortgage Loan Purpose of the Aggregate Loans
Loan Purpose	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Purchase	1,461	$ 260,729,722	44.08%	$ 178,460	646	83.05%
Rate/Term Refinance	32	4,472,436	0.76	139,764	607	82.23
Equity Refinance	2,199	326,307,294	55.17	148,389	613	82.83
Total:	3,692	$ 591,509,451	100.00%	$ 160,214	627	82.92%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Mortgage Loan Documentation Types of the Aggregate Loans
Documentation	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Full Documentation	2,399	$ 375,118,483	63.42%	$ 156,365	615	82.68%
Reduced Documentation	1,293	216,390,968	36.58	167,356	649	83.35
Total:	3,692	$ 591,509,451	100.00%	$ 160,214	627	82.92%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Occupancy Type of the Aggregate Loans
Occupancy Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Primary Residence	3,541	$ 567,134,792	95.88%	$ 160,162	626	82.85%
Second/Vacation	80	12,284,314	2.08	153,554	666	85.31
Non-Owner Occupied	71	12,090,345	2.04	170,287	648	83.91
Total:	3,692	$ 591,509,451	100.00%	$ 160,214	627	82.92%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Mortgaged Property Types of the Aggregate Loans
Property Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Single-family detached	2,514	$ 386,844,297	65.40%	$ 153,876	624	82.70%
Townhouse	44	6,476,618	1.09	147,196	629	82.20
Condo-Low-Rise(Less than 5 stories)	296	40,908,418	6.92	138,204	649	84.22
Condo Mid-Rise (5 to 8 stories)	3	221,478	0.04	73,826	630	86.08
Condo High-Rise (9 stories or more)	10	1,721,256	0.29	172,126	680	83.37
Planned Unit Developments (detached)	503	96,501,075	16.31	191,851	628	83.62
Planned Unit Developments (attached)	137	20,873,705	3.53	152,363	622	82.51
Two-to-four family units	185	37,962,604	6.42	205,203	639	82.38
Total:	3,692	$ 591,509,451	100.00%	$ 160,214	627	82.92%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
Credit Grades of the Aggregate Loans
Aggregate Credit Grade	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
A4	2,082	$ 342,066,792	57.83%	$ 164,297	660	84.14%
AX	1,139	175,816,219	29.72	154,360	588	81.75
AM	423	65,978,781	11.15	155,978	572	81.18
B	48	7,647,659	1.29	159,326	535	70.69
Total:	3,692	$ 591,509,451	100.00%	$ 160,214	627	82.92%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Prepayment Penalty Terms of the Aggregate Loans
Prepayment Penalty Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	1,393	$ 214,104,634	36.20%	$ 153,700	625	83.46%
12 Month	360	72,959,849	12.33	202,666	635	82.28
24 Month	1,433	247,191,711	41.79	172,499	629	82.39
36 Month	506	57,253,258	9.68	113,149	619	84.02
Total:	3,692	$ 591,509,451	100.00%	$ 160,214	627	82.92%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Interest Only Terms of the Aggregate Loans
Interest Only Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	2,872	$ 374,586,741	63.33%	$ 130,427	617	83.75%
24 Month	8	2,192,420	0.37	274,053	680	84.65
36 Month	2	269,000	0.05	134,500	627	83.91
48 Month	4	1,840,000	0.31	460,000	656	75.93
60 Month	806	212,621,290	35.95	263,798	645	81.50
Total:	3,692	$ 591,509,451	100.00%	$ 160,214	627	82.92%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Note Margins of the Aggregate Loans
Note Margin (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	1,473	$ 107,147,219	18.11%	$ 72,741	634	88.20%
2.000 - 2.499	1	175,000	0.03	175,000	529	48.00
2.500 - 2.999	1	104,309	0.02	104,309	662	75.00
3.000 - 3.499	6	1,863,856	0.32	310,643	685	82.05
3.500 - 3.999	35	6,962,118	1.18	198,918	644	77.25
4.000 - 4.499	178	45,171,247	7.64	253,771	658	79.60
4.500 - 4.999	427	102,859,579	17.39	240,889	643	79.82
5.000 - 5.499	514	113,852,688	19.25	221,503	632	80.52
5.500 - 5.999	478	95,833,286	16.20	200,488	618	81.39
6.000 - 6.499	292	60,520,241	10.23	207,261	602	84.48
6.500 - 6.999	173	33,025,141	5.58	190,897	593	86.59
7.000 - 7.499	79	15,982,452	2.70	202,310	586	88.18
7.500 - 7.999	24	5,880,609	0.99	245,025	575	91.70
8.000 - 8.499	9	1,738,207	0.29	193,134	642	94.61
8.500 - 8.999	2	393,500	0.07	196,750	538	87.66
Total:	3,692	$ 591,509,451	100.00%	$ 160,214	627	82.92%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.4328% per annum.

Maximum Mortgage Rates of the Aggregate Loans
Maximum Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	1,473	$ 107,147,219	18.11%	$ 72,741	634	88.20%
11.000 - 11.999	29	6,546,972	1.11	225,758	671	76.49
12.000 - 12.999	629	152,851,475	25.84	243,007	645	79.92
13.000 - 13.999	975	206,059,603	34.84	211,343	626	80.76
14.000 - 14.999	468	94,389,932	15.96	201,688	601	85.12
15.000 - 15.999	104	21,412,506	3.62	205,889	581	89.26
16.000 - 16.999	14	3,101,745	0.52	221,553	620	95.43
Total:	3,692	$ 591,509,451	100.00%	$ 160,214	627	82.92%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 13.4838% per annum.

Minimum Mortgage Rates of the Aggregate Loans
Minimum Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	1,473	$ 107,147,219	18.11%	$ 72,741	634	88.20%
4.000 - 4.999	1	180,448	0.03	180,448	644	70.00
5.000 - 5.999	32	7,718,083	1.30	241,190	660	77.02
6.000 - 6.999	628	152,671,026	25.81	243,107	645	79.93
7.000 - 7.999	972	204,888,492	34.64	210,791	627	80.77
8.000 - 8.999	468	94,389,932	15.96	201,688	601	85.12
9.000 - 9.999	104	21,412,506	3.62	205,889	581	89.26
10.000 - 10.999	14	3,101,745	0.52	221,553	620	95.43
Total:	3,692	$ 591,509,451	100.00%	$ 160,214	627	82.92%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 7.4780% per annum

Next Interest Rate Adjustment Date of the Aggregate Loans
Next Interest Adjustment Date	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	1,473	$ 107,147,219	18.11%	$ 72,741	634	88.20%
September 2006	1	100,084	0.02	100,084	591	90.00
June 2007	5	1,260,236	0.21	252,047	606	77.91
July 2007	9	2,211,480	0.37	245,720	613	82.65
August 2007	8	1,830,649	0.31	228,831	632	84.40
September 2007	13	2,948,010	0.50	226,770	669	83.27
October 2007	40	7,631,659	1.29	190,791	635	78.48
November 2007	118	30,055,305	5.08	254,706	638	82.41
December 2007	638	141,307,857	23.89	221,486	626	82.03
January 2008	1,085	233,939,881	39.55	215,613	626	81.51
July 2008	2	212,902	0.04	106,451	619	82.86
August 2008	1	258,846	0.04	258,846	609	100.00
September 2008	2	331,878	0.06	165,939	637	91.13
October 2008	6	1,137,190	0.19	189,532	621	81.56
November 2008	24	7,044,675	1.19	293,528	627	82.55
December 2008	118	23,617,205	3.99	200,146	614	82.81
January 2009	149	30,474,376	5.15	204,526	615	81.08
Total:	3,692	$ 591,509,451	100.00%	$ 160,214	627	82.92%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 24

Back-End Debt to Income Ratio of the Aggregate Loans
Category	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
20.00 or Less	199	$ 38,489,824	6.51%	$ 193,416	626	81.89%
20.01 - 25.00	118	17,188,530	2.91	145,666	629	81.00
25.01 - 30.00	247	37,919,100	6.41	153,519	622	81.59
30.01 - 35.00	426	65,526,939	11.08	153,819	625	81.38
35.01 - 40.00	622	93,726,287	15.85	150,685	627	82.47
40.01 - 45.00	946	153,023,156	25.87	161,758	636	83.75
45.01 - 50.00	876	136,704,210	23.11	156,055	628	83.13
50.01 - 55.00	258	48,931,405	8.27	189,657	606	85.23
Total:	3,692	$ 591,509,451	100.00%	$ 160,214	627	82.92%

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans was approximately 39.79%.